UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

PLUG POWER INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Filed by Plug Power Inc.

Pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

Subject Company: Plug Power Inc.

Commission File No.: 001-34392

The following is the text of a message posted by Plug Power Inc. on its website on January 30, 2026:

Protecting Shareholder Value – Why I am asking for a Yes Vote

By Andy Marsh, CEO and Executive Chairman

We are asking you to vote YES on Proposal 2, which increases the number of authorized shares.

If Proposal 2 does not pass, Plug will be forced to implement a reverse stock split to meet our contractual obligations by the end of February - something no one wants. As I said in a prior blog, a no vote is effectively a vote for both an increase in authorized shares and a reverse stock split. That is simply the reality.

I know some retail investors are voting no as a protest against management because of the decline in the stock price. I understand the frustration. But voting no as a protest ultimately hurts both shareholders and the company.

I also want to be very clear about the impact of a reverse stock split. I know the math says market cap doesn’t change and ownership percentages stay the same. But in practice, the outcome is very different. A bank that Plug works with shared the following data with me:

Stock Performance Following Reverse Stock Splits

Market Cap	Split Ratio	Pre-Split Price	1 Week	1 Month	3 Months
Mean	$757M	1-for-10	$1.11	-12%	-16%
Median	$521M	1-for-10	$0.86	-7%	-12%

Source: CapIQ and FactSet as of September 16, 2025

Includes reverse splits by companies with market caps between $250M and $3B since 2023. Excludes REITs and splits tied to earnings, strategic announcements, or uplistings.

The data is clear: reverse stock splits have damaged stock prices, at least over the first three months. I don’t know every detail of these 19 companies—but I do know the outcome for investors.

Let me be very clear. Plug does not want to do a reverse stock split.

If Proposal 2 passes, we will not do one.

If it fails, we will.

Please give this serious thought. Your vote truly matters

So if you have not voted please vote YES on proposal 2, and if you have voted no or abstained, please consider changing your vote to YES.

Here is how you can vote or change your vote:

•	Charles Schwab / TD Ameritrade

To cast your vote online, you will need to search for a specific email in your inbox. Please also check your spam or junk folder. The email may come from one of several different addresses. Search for an email received in recent weeks using the following keywords:

“id@proxyvote.com”, or “Plug Power”

You can log into your online account, use the keyword “proxy events” in the search bar, and navigate to proxy events.

If you have not received any proxy voting materials via email or by mail, contact your broker as soon as possible to request a control number to vote online.

•	Fidelity / National Financial Services

To cast your vote online, you will need to search for a specific email in your inbox. Please also check your spam or junk folder. The email may come from one of several different addresses. Search for an email received in recent weeks using the following keywords:

“Fidelity.Investments.email@shareholderdocs.fidelity.com”, “e-notification@edocs.mybrokerageinfo.com”, “id@proxyvote.com”, or “Plug Power”

Follow the instructions in the email.  If you have not received any proxy voting materials via email or by mail, contact your broker as soon as possible to request a control number to vote online.

•	Morgan Stanley / E-Trade

To cast your vote online, you will need to search for a specific email in your inbox. Please also check your spam or junk folder. The email may come from one of several different addresses. Search for an email received in recent weeks using the following keywords:

“id@proxyvote.com”, or “Plug Power”

If you have not received any proxy voting materials via email or by mail, contact your broker as soon as possible to request a control number to vote online.

•	Robinhood

To cast your vote online, you will need to search for a specific email in your inbox. Please also check your spam or junk folder. The email may come from one of several different addresses. Search for an email received in recent weeks using the following keywords:

“noreply@robinhood.com”, or “Plug Power”

Follow the instructions in the email by clicking the “Vote” icon.

If you have not received any proxy voting materials via email, contact your broker as soon as possible to request a control number to vote online.

•	Merrill Lynch

To cast your vote online, you will need to search for a specific email in your inbox. Please also check your spam or junk folder. The email may come from one of several different addresses. Search for an email received in recent weeks using the following keywords:

“id@proxyvote.com”, or “Plug Power”

If you have not received any proxy voting materials via email or by mail, contact your broker as soon as possible to request a control number to vote online.

•	Vanguard

To cast your vote online, you will need to search for a specific email in your inbox. Please also check your spam or junk folder. The email may come from one of several different addresses. Search for an email received in recent weeks using the following keywords:

“id@proxyvote.com”, or “Plug Power”

If you have not received any proxy voting materials via email or by mail, contact your broker as soon as possible to request a control number to vote online.

•	Other brokers

Search your inbox for “Plug Power” or the below common domains supporting proxy voting.

“id@proxyvote.com”, “@proxydocs.com”, “@proxypush.com”

If you have not received any proxy voting materials via email or by mail, contact your broker as soon as possible to request a control number to vote online.

Some brokers outside of the U.S. do not allow retail shareholders to vote. Please contact your broker immediately if you have not received proxy materials in connection with the Plug Power Special Meeting.

Further Questions?

Contact the Company’s proxy solicitor, Sodali & Co, at (833) 924-7453 or Plug@investor.sodali.com.

Important Additional Information and Where to Find It

Plug has filed a definitive proxy statement and other relevant documents with the U.S. Securities and Exchange Commission (“SEC”) in connection with the Special Meeting. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY because they contain important information about the matters to be voted on at the Special Meeting. Stockholders may obtain copies of these documents free of charge at the SEC’s website at www.sec.gov or on Plug’s website at www.plugpower.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Special Meeting. Information about the Company’s directors and executive officers is outlined in the definitive proxy statement for the 2025 Annual Meeting of Stockholders, which was filed with the SEC on June 9, 2025, and information about their ownership of Plug’s stock is outlined in the definitive proxy statement for the Special Meeting filed with the SEC on December 12, 2025.

The following is a transcript of an investor question-and-answer discussion hosted by Andy Marsh, Chairman and Chief Executive Officer of Plug Power Inc., on February 2, 2026:

Plug Power

February 2, 2026

Presenters

Teal Hoyos - Vice President, Marketing and Communications

Andy Marsh - Chief Executive Officer

Paul Middleton - CFO

Operator

Greetings and welcome to the Plug Power Business Update Call. At this time, all participants are in a listen-only mode. A question and answer session will follow the formal presentation. All questions will be taken over the webcast platform, and you may ask a question at any time by typing it into the "Ask a question" feature on your screen. If anyone should require operator assistance, please press star-zero on your telephone keypad. As a reminder, this conference is being recorded.

It's now my pleasure to turn the call over to Teal Hoyos. Please go ahead.

Teal Hoyos

Thank you. This call will include forward-looking statements. These forward-looking statements contain projections of our future results of operations, of our financial position, or other forward-looking information. We intend that these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

We believe that it is important to communicate our future expectations to investors. However, investors are cautioned not to unduly rely on forward-looking statements, and such statements should not be read or understood as a guarantee of future performance or results. Such statements are subject to risks and uncertainties that could cause actual results or performance to differ materially from those discussed as a result of various factors, including but not limited to risks and uncertainties discussed under Item 1A, Risk Factors, in our annual report on Form 10-K for the fiscal year ending December 31st, 2024, or quarterly reports on Form 10-Q for the quarters ending March 31st, 2025, June 30th, 2025, and September 30th, 2025, as well as other reports we file from time to time with the SEC.

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These forward-looking statements speak only as of the day in which the statements are made, and we do not undertake or intend to update forward-looking statements after this call or as a result of new information.

At this point, I would like to turn the call over to Plug's CEO, Andy Marsh.

Andy Marsh

Well, good morning, everyone, and good afternoon to those in Europe and good evening to those in Asia. I want to thank you for joining the call today. And you can put questions in the portal. I think we've explained that earlier.

And look, I'll take business questions today. You know, business questions -- you know, I can't comment on the fourth quarter, but I'll be happy to comment on many other items. I also want to talk about the vote, and especially Proposal 2, which is the increase in number of authorized shares.

And, you know, I'd like to start off, when it comes to Proposal 2, I want thank those who voted yes. And if you know someone who's a shareholder who hasn't voted yet or voted no, any help you can to persuade them to go vote, I'd greatly appreciate it. And for those who voted no or abstained who are on this call, thank you for joining the call and listening to our message.

You know, I want to be kind of really clear about the increase in authorized shares. If you vote no on Proposal 2, you are still voting for an increase in authorized shares as well as a reverse stock split. If you vote yes, you're only voting for an increase in the number of authorized shares.

An increase in authorized shares doesn't mean we're going to issue those shares. Those shares are in place, you know, to help grow the business if needed, for example with maybe a merger or an acquisition, which shareholders would get a vote on. And as I think many of you know, we've taken some pretty significant steps with Project Quantum Leap to really drive down our cash burn, as well as monetization of our electric utility -- electric rights -- utility -- electricity rights, the data centers. So, I think -- you know, I really want to be clear to you authorizing shares and issuing shares are completely different.

Look, I put out a blog this morning. You know, regardless of whether it mathematically makes sense or logical, you know, the outcome of a reverse stock split is a decrease in the stock price. And I think some of the pressure on the stock since last Thursday, probably people emotionally believing we're going to do a reverse stock split.

But the outreach we're doing is having an impact. The Broadridge was down for voting on Thursday and most of Friday, and we've already seen a 15%, you know, reduction in the amount of shares we have to get to vote. So, you know, it is having an impact, and there's a plan to get there. And, you know, I spent a good time -- deal of time with our proxy solicitator, with Roberto, who I know many of you know, to really work through how to get the remaining vote, and there is a pathway.

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It may take a -- you know, look, we may have an adjournment on Thursday, but I think that -- you know, I think we're going to get there looking at the roadmap. And look, if I didn't think we were going to get there, you know, we wouldn't be working so hard and talking to you so much about it.

And, you know, the success will be beneficial to shareholders, be beneficial to the company. So, I really want folks to really think about when they vote, if they vote no or abstain, how they're really voting, and they're voting for an increase in authorized shares and they're voting for a reverse stock split.

If you haven't voted or you'd like to vote, I really would ask you, and I'll give you another run on this later in the call today, to reach out to our proxy solicitator, Sodali & Company, at 833-924-7453. That's 833-924-7453. They can help you, or you can go to plug@investor.sodali, S-O-D-A-L-I dot com to also get information about how to vote. And, look, you know, you really can have an impact on making sure this company is successful as we go into the future.

So, Teal, I'm happy to take questions which are up there.

Teal Hoyos

Okay.

Operator

If there are any questions at this time, you can please type them into the "Ask a question" feature on your screen. Once again, all questions today will be taken over the webcast platform, and please type them into the "Ask a question" feature located on your screen. Over to you, Teal, for the Q&A session.

Teal Hoyos

Thank you. Okay, Andy, your first question, why -- the European shareholders, why are they being excluded from casting the vote? Do you have any update there?

Andy Marsh

So, first and foremost, Plug has nothing to do with preventing European shareholders from voting. Unfortunately -- and I'm going to give you the fortunate part after this, so it's not all unfortunately. But unfortunately, the brokers in Europe charge shareholders to vote, which, you know, seems reminiscent of 19th-century times, you know, but -- so that is problematic.

We are talking to some of the larger brokers in Europe to help facilitate voting and see what the company can do to help. Look, if the European shareholders were -- could vote easily, we'd not -- we would not be having this call because this would have easily passed. So, you know, we'll put out blogs and we'll be putting out even press releases to keep European investors informed if we find the pathway to allow you to vote simpler.

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But it is a challenge. We have some really good ideas that we've worked through with our lawyers and our proxy solicitator. We're feeling confident. So, I would ask the European shareholders to -- stay tuned, and I am so sorry that you have to work through such a difficult process to be able to vote.

Teal Hoyos

And Andy, a similar question was asked about Asia. Would you give the same answer for Asia's shareholders at this time?

Andy Marsh

Tougher, you know? So, I'm probably giving out more information than I should, but a lot of the shares in Europe are the custodian Citi, and a lot of those shares are out on loan. So, even though you're a retail investor in Asia, your shares may be out on loan and you have no idea they are. And there isn't really -- it is really much more difficult.

I see a pathway for Europe. Asia, I haven't heard anything that made me confident that we can help Asian shareholders. But thank you for being shareholders.

Teal Hoyos

Andy, another question. How does an investor who already voted and wishes to change their vote accomplish this?

Andy Marsh

Oh, so they actually -- they -- thank goodness they put this in front of me. You can contact our proxy solicitator, Sodali & Company, at 833-924-7453, or at Plug@investor.sodali.com.

You know, I -- there's a blog I put out on Friday -- and I actually really write these -- the lawyers don't really like it exactly that I write it like a real person. But, you know, if you look at Friday's vote -- at Friday's blog, you can have -- you know, for example, if you're with Fidelity, when you vote yes or vote no, they'll -- for the remainder of the shares, they'll proportionately vote. So, the impact of your share voting may be much greater than you think. So, if you voted no, please reach out to our proxy solicitator and change it to a yes.

Teal, let's give a business question.

Teal Hoyos

A business question, okay. This one has been asked several times, Andy. I think people really care. What is the status of AGA and the FID with AGA?

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Andy Marsh

Yeah. So, talked to AGA last week. So, here's -- if I was gonna give you a roadmap today, I was -- in December I was in Uzbekistan and with folks from Abu Dhabi, and -- who are going to be looking to really help facilitate this deal also. And I believe that one will be the first to go to FID when I talk to Alfred Benedict. The second one is that there is another project we're looking at in Abu Dhabi that I believe will be the second, and third will be Australia.

I think Australia's probably '27. I think good chance Uzbekistan will be in the first half, the second half I think the Abu Dhabi. You know, these are huge, huge projects if you think about Uzbek is probably a $10 billion project overall, that these things take time.

But I've been in Uzbekistan. I've seen -- I've been to the train line where products will get delivered. I've been to the land which is -- which will -- where the project will be built. I've been to the river where the water will come from to provide the feedstock for the electrolyzer. So, lots and lots of work's been done. I've met with the governor in the province.

It's a cool project. It's one of the coolest projects in the world, and it'll be used to create SAF and eSAF. So, pretty excited about all three projects that we're engaged with there -- our folks there in AGA. And I'll continue to help José on this one.

Teal Hoyos

Okay, Andy. If we can go back to the meeting question, a couple different variations of the next question. Why is increasing authorized shares critical now? And what are the specific uses for the additional shares?

Andy Marsh

Yeah. So, they're critical now is because we have contractual obligations associated with the deal that we did for -- where we sold warrants and the company was able to pull in $370 million, as well as the convert deal that we did in November. Both of these have, underlying them, shares.

But let me be really clear. You know, the shares for the deal which was the warrant sale, you know, they're not going to -- they would not be issued until the stock price is above $7.75 based on, you know, the terms of the deal. You know, and look, if they do get exercised, that would bring $1.2 billion into the company.

The convert deal is a long-term deal, you know, over seven years, Gerry, I think the right number is?

Unidentified

Yes.

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Andy Marsh

It's a seven years convert. Those shares aren't coming to the market. And look, you know, usually what happens with converts is that, you know, they'll be -- that deal will probably be redone three, four years from now and for better terms for the company. And I would not expect to be seeing the shares in the market.

But there are contractual obligations to make sure those shares are available. Now, if the stock jumps to $10.00, there's a chance that $7.75 will get exercised, bring $1.2 billion to the company. So, that's why they need to be there.

But the number of shares which are floating, which people are trading every day, isn't going to change at the end of the month when the increase in number of authorized shares occurs one way or another. You know, it's just not how it'll work. You know, we have, you know, in the float today about 1.3 million -- billion. I don't expect that number to dramatically change at all in the coming months.

You know, the other reasons you want shares, you could think about mergers and acquisitions, the company merge with someone and, you know, we're driving the merger, which would go out for vote by shareholders -- to the shareholders. We may need shares for that. But, you know, we're looking at -- you know, that's why we need authorized shares. You need them to run the business.

Teal Hoyos

Okay, Andy. The next question, has Plug engaged the large institutional shareholders on the current proposals?

Andy Marsh

Yeah, absolutely. So, you know, we -- you know, the effort we made to, you know, have especially the funds, which are index funds in many cases, recall their shares on loan, you know, provided a lot of voting power. We would not be here if there wasn't a recall of shares that were on loan. And that brought in over 150 million shares.

That was a effort that, you know, between Gerry, myself, our proxy solicitators, was really important to make this possible. Going through the list, there is about 60 million institutional shares which have not been voted yet, and there is a, you know, very extensive effort going on as we speak for me to speak with them this week.

You know, doing my math, if we even got a quarter of them to come in, we'll be in pretty good shape. And not only are we engaged and the proxy solicitators, our bankers I've reached out to, and other folks I know, to help get them voted. But I would say that I think it's fair to say, Gerry, I don't know of one institution who voted no. Every institution who voted voted yes. ISS and Glass Lewis all voted yes on all three proposals.

So anyone who's kind of studied this has supported this and understands the company's need for authorized shares, understands that, if the shares aren't authorized by this proposal two, that we will increase the number of shares with a reverse stock split. So it is clearly understood by institutions that these shares are going to be needed to meet our contractual obligations, and it's why we're doing it now.

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How about a business question, Teal?

Teal Hoyos

Okay. Andy, can you tell us about the hydrogen economy in the US, successes you've seen in 2025?

Andy Marsh

Yeah. So I'm probably more optimistic in the -- in general -- as many of you know, I've been around this industry for a long time. I've seen the ups; I've seen the downs. But if I really take a look at it, I think the perception that the US hydrogen economy is down isn't really, I think, a fair view of the world. I think if you take a real look at the bill that passed in July, increased -- through 2032, the fuel cell tax credit was -- the 30% tax credit was included in the bill. That's a big deal.

I've developed a great deal of -- and that really has helped us with our traditional material handling customers, and it's also giving us ideas about how we can move the business into other sectors, which makes it attractive. The bill also provided through '27 for anything that's constructed a tax credit for generation of hydrogen, and our Georgia plant will have it through 2032.

So I'm not nearly -- and we have deals floating in the US. I can tell you Jose and company -- Jose would be with me if he were here today, but he's been working, hanging out with the salesforce, and many of the deals are here in the US. So I'm not as -- nearly as negative about the US. I think that people at the Department of Energy are serious energy people. I've established a lot of respect for the folks I've dealt with there. And I may not always agree with them, but that's okay. But I don't think -- I think when you think about the US being energy dominant, which is the US's goal, hydrogen matters. Green hydrogen matters because customers around the world want it. And the US is in a better position to do that than most other regions of the world, maybe in the best position to do that.

And the people at the DOE understands the vast advantages the US has in the energy world and want to continue it for the future.

Teal Hoyos

Andy, if I can ask a follow-on question to that.

Andy Marsh

Yeah.

Teal Hoyos

What milestones have been achieved in scaling Plug's hydrogen production in your US plants?

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Andy Marsh

Yeah, I love the plant in Georgia. When I go there, it's kind of remarkable. And it costs money to build it. But between there, the site that we did with Olin, which I have to say, lots of the learnings from the first hydrogen plant we pushed on to the second hydrogen plant in Louisiana. Look, don't expect to do it this year, but we are thinking about the future and not only providing hydrogen and building plants with ourselves and partners, but how you think about, for example, the space industry when you kind of look at our deal with -- recent deal with NASA.

So I'm excited about where the plants could be. We have some really kind of interesting thoughts going on with the plants and maybe data centers and coupling them together. So there's a lot of fascinating work going on to make those plants, continue to grow the plants. Georgia's the best-selling tool we have. And I've got to remind people that those stacks are made in the premier PEM electrolyzer stack facility in the world in Rochester, and the systems here in the U.S. are made in our state-of-the-art facility here outside Albany, New York. So I think the future of the plants for our electrolyzer business, I think where Jose will help take us, is really, really exciting.

Teal Hoyos

Back to meeting questions?

Andy Marsh

Yeah, I'll take another -- I like those questions better. But go ahead, meeting question, too.

Teal Hoyos

We have a couple more on the meeting. So the next question, how many more shares are needed to get proposal number two passed?

Andy Marsh

Yeah, looks like to me it's below 40 million at the moment. And I mentioned the institution; there's 60 million. So the last time I looked, 52% of the shares -- I think I got that number right, Gerry -- have voted. A little over 52%. So there's 48% that haven't voted, which represents, if you do your math quickly, about 670 million shares. So the site -- we need about 38 million of those to vote. The institutions, as I mentioned I've looked at, have about 60 million shares that we're talking to. Lots -- if we can crack the European just a bit to make life easier, it'll be really, really good.

I have found people who haven't voted who actually are -- who didn't even know they didn't vote. So it is important that you vote every -- as I mentioned, if you, for example, have shares in Fidelity, your vote could almost count twice. So that's kind of the mathematics to get there.

Teal Hoyos

Okay, Andy, another business -- excuse me -- meeting question.

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Andy Marsh

Yes.

Teal Hoyos

If the February 5th meeting is adjourned to provide more time to get the required votes, when is the latest date the special meeting will close for good?

Andy Marsh

I think -- if I was going to say -- probably around the 16th or 17th is probably a fair date.

Teal Hoyos

Okay, and another meeting question - what reverse split amount would be necessary if unfortunately proposal two is not approved?

Andy Marsh

Yeah, so the minimum -- minimum if I say I could do is a one to five, which would authorize 1.2 million shares. So that's the minimum. Ten to one would -- a 1 to 10 would actually free 1.35 billion. So just to let people know, that's kind of the numbers we're talking about today. I may -- it may sound -- what's wrong, Gerry? It may sound strange, but that's really -- we have the authority to do that, and we have to do that.

I did have a question by someone who questioned why we would do this at this time. And it's really, really clear the reason we're doing it now is because we have to. We don't have any other choice. So I really -- I pointed out in my blog this morning, I really don't want to do a reverse stock split. I think there's some anticipating a reverse stock split in the market because that's kind of what you see in the stock over the last couple of days. But I can tell you that there is a roadmap here. There's lots of shares to get people to vote.

I think that Gerry and I and Proxy Solicitor and Paul, we're all taking this as our personal mission to make sure we get votes. Now, I found an employee in the hallway who had about 100,000 shares and didn't vote. So if you haven't voted, please vote. Paul's sitting here with me also. Paul has about 2 million shares, and he voted right, thank goodness. So that's kind of where we stand. Another business one, Teal.

Teal Hoyos

Another business one.

Andy Marsh

Yeah.

Teal Hoyos

Okay. What gives you confidence Plug can survive and scale long term?

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Andy Marsh

That's not hard because I know the lands -- so let's start with the premise. Hydrogen is going to be important to the world. I don't know if it's going to be 10% of the world's energy. I don't know if it's going to be 20% of the world's energy. But if Europe wants to be energy independent, it's going to need hydrogen. The U.S., if it wants to be -- continue to dominate globally is going to need hydrogen. The world is going to solar and wind and geothermal and nuclear, and hydrogen plays very well with nuclear, regardless of how folks may think about the short term.

And then, knowing this -- I know folks pretty well -- folks who are my competitors or friends, folks who are partners I'm friendly with, I've seen lots of the world. And I can honestly say, first, no company with fuel cells next to maybe Toyota and Hyundai have had the real world experience that Plug has had. And I would even say, Toyota's never ran an operation 24/7 at minus 25 degrees Celsius and driving out the 25 degrees Celsius. Experience matters. And we've learned so much building our fuel cell products but actually living with real customers day in, day out.

In our electrolyzer business, no one's built more PEM electrolyzers than Plug. And there, we have a unique advantage. By running our own plants, we find out what's good, we find out what's bad, and we make improvements when we find out what's bad.

And then I've been to many factories. No one in the world can match Rochester. No one in the world can match here. This company will remain dominant if we continue to innovate. And I have people like Luke Wentlent, who leads my product development organization. That's probably -- I worked at Bell Labs. And folks -- some folks on this call may remember what Bell Labs was.

But I worked with people who -- I worked with astronauts at Bell Labs. It changed the world. And Plug has those kind of folks who will continue to innovate and will continue to innovate working with customers. And if we continue that equation, there's no doubt in my mind we will win this game.

And it's why I'm staying on as Chairman because I want to help Jose continue to go out and win this game. And we want to be the winners. Let me be clear. And quite honestly, it's one of the reasons a yes vote on prop two and all the proposals really, really help.

So you can help us -- the strong stock price, and it will be stronger if you vote yes on Prop 2, as I outlined in the blog today.

Teal Hoyos

Where do you want to go next, Andy, business question or meeting question?

Andy Marsh

Give me another business. Yeah.

Teal Hoyos

Another business. OK. What concrete steps are being taken to reduce cash burn and debt?

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Andy Marsh

So I think we've knocked out a lot of debt here. That's why we did the convert deal, to get rid of the term loan and that high interest rate. I think we moved the interest rate, Paul, down from, was it, what, 13%, 14% --

Paul Middleton

Yes, I believe 7%. Yeah.

Andy Marsh

-- down to 7%. So on the convert. So we knocked a lot of debt down there. I think par [ph] cash use probably dramatically reduced by at least 50% last year.

Paul Middleton

Yep.

Andy Marsh

And with Project Quantum Leap, we're seeing improvements in the first three quarters in gross margins. We're seeing increase in revenue. So we are laser-focused to achieve EBITDA, break even by the end of 2026. I hear Jose pushing people hard towards that goal. And you know, there is a laser-focus issue, laser-focus on reducing cash burn. But we also have to continue to grow the business, because if you look at the business itself, it's highly leveraged. So highly leveraged with sales. More sales covers fixed costs, and that is why we have to control expenses and we have to grow. And also, we have to do both because we do want to be the ultimate big winner in this industry.

Teal Hoyos

Excellent, Andy. We have a couple meeting questions, if that's OK.

Andy Marsh

OK. Sure.

Teal Hoyos

If we voted yes, do we need to vote again?

Andy Marsh

No, if you voted yes. But if you voted yes, I would ask you to -- I have a long-term investor I've spoken to for 18 years who sent me a list of folks that haven't voted yet. So if you voted yes, and if you know another shareholder who either voted no or abstained or hasn't voted, please reach out and ask them to vote yes.

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Teal Hoyos

OK. And Andy, if Prop 1, proposal one gets the required votes to pass, does it change the votes needed to pass proposal two, or will the reverse split still have to go through?

Andy Marsh

Yeah. But let me take a step back. So the answer that question is proposal two has to pass for proposal one, regardless of proposal one. But also from a -- this is a little bit maybe more details, but proposal two is a routine proposal, and the lawyer -- and Gerry's shaking his head yes, that saying it right, and needs 50% plus one vote of all outstanding shares to pass. And that way, on that one, the brokers can vote proportionately. Proposal one is not a routine proposal, and requires people to vote in the affirmative, and that's much, much [inaudible] higher hurdle.

So I don't think that's going to happen. My suspicion is proposal one will also be on the June ballot for the annual shareholders meeting. But look, a strong showing in proposal one actually helps us in many ways with the regulators, to maybe make it have another discussion about proposal one with them.

Teal Hoyos

Excellent, Andy. The next question, this is a long one, so bear with me.

Andy Marsh

OK.

Teal Hoyos

The company implemented a Series F mirroring preferred stock with the super voting rights for the July 3rd, 2025 stockholder meeting to reflect the preference of holders of common stocks that vote on the reverse stock split. As a holder of Plug common shares since 2020, my questions are, why was this not used to reflect the preference of the holders of common stocks that vote on the proposal to increase the authorized shares that was also on the July 3rd ballot, instead of the reverse split, or in addition to reverse split proposals?

Andy Marsh

It would have made my life much easier if we would have done that. I've been on the phone with lawyers, NASDAQ, for six months. The reason we didn't just do the reverse stock split, so the common shareholders voted 61% back in July, June, July?

Unknown

July.

Andy Marsh

July, for reverse stock split. They voted 90 -- almost 90% for increase in authorized shares. Because the rules and regulations, we could not use the super preferred for the authorized shares. What we heard, though, was the people who voted -- and if you really think about 90 to 60, there were 50% more people who voted for an increase in authorized shares than voted for a reverse stock split. When the company looked at those numbers, we felt an obligation to the common shareholders to go the extra effort to increase the number of authorized shares. So by having this vote and by pushing so hard, what we're doing is really listening to the will of the voters. If it would have been the other way around, I wouldn't be having this meeting, but that's really what has driven why this is happening.

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Teal Hoyos

OK, Andy, just looking through. How about a business question?

Andy Marsh

Yeah.

Teal Hoyos

What is the market potential for Plug with data centers?

Andy Marsh

So I don't want to over -- we have been thinking about this a great deal, and there's a road map where you could think about combination of electrolyzers and stationary products, where a data center, you could actually bring three features to. You could provide power during peak load times on the grid. You could be a -- say, at 3:00 in the morning when the grid has extra power, you could be creating hydrogen, and that hydrogen could be used for our customers in material handling, like Walmart and Amazon, or it could be used to power the stationary products during peak time. So there's a lot of effort going on, a lot of modeling, a lot of work going on to really think about what the ecosystem at a data center using hydrogen should look like, and how to leverage our unique position being the largest user of liquid hydrogen. And let me be clear, in the world, bigger than NASA.

Teal Hoyos

We have another meeting question, Andy. How confident are you that we won't need a split in 12 months anyway?

Andy Marsh

Look, I'm not a seer. I feel really confident with the -- look, we have stabilized the business over the past year and continue to grow it. I'm really confident that we're creating value for shareholders and that if we execute on our plan, and quite honestly, if we execute on 60%, 70% of our plan, I am not worried that that's a possibility. And look, voters would have a say. So it would not be something voters wouldn't have a choice to participate in, because we're not going to have a reverse stock split if proposal two passes between now and July 1, when the next shareholder meeting would be. And at that time, the right to do a reverse stock split goes away.

So I'm not exactly -- I don't expect that. I really believe in our plan. I believe we've taken the right steps with our focus, quite honestly, is one of the reasons I feel comfortable stepping back just to be the chairman, because I believe the business is well-positioned to grow, as the other question that came up, allow us to really be a dominant player in the market.

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Operator

Thank you. As a reminder, everyone -- sorry, Andy. If you'd like to ask a question, just type it into the ask question feature on your screen. Back over to you.

Andy Marsh

Thanks. Thanks, Kevin. Kevin, I've been doing this for 18 years too.

Operator

Teal, any further questions?

Teal Hoyos

Yeah, we have just a couple more, Kevin. Andy, someone adds, since shares -- share votes, excuse me, since share votes are tied up in other countries, couldn't the court system offer some assistance?

Andy Marsh

I don't know what the core system is. Do you, Gerry?

Unknown

The court.

Andy Marsh

Oh, the court -- [crosstalk] look, this is February 1. I have to have the authorized shares ready by February 28. I don't think the court system is going to help us. And look, I don't think that's -- it's just not -- the speed of government, the speed of the business when it comes to activities like this, don't really align.

Teal Hoyos

OK, Andy, it looks like you have gone through your questions. We don't have anything else coming in on the line.

Andy Marsh

OK. So I'm going to do my pitch one more time. I want to, again, thank those who voted yes on proposal two and proposal one. And if you voted yes and you know someone who hasn't voted, ask them to vote. And if you know someone who voted no, please try to persuade -- or abstain. Please try to persuade them that it's in their interest, because if proposal two fails to pass, and I, quite honestly, have a lot of confidence it will when I count votes and know where they're coming from, that we will do a -- we would have to do a reverse stock split, we would increase the number of authorized shares. So by voting for prop two, you are voting for an increase in authorized shares also, but you're also voting for a reverse stock split. And a lot of you told me back in July, you didn't want that, and that's why we continue to talk to you.

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We made great improvements over the past three or four days, and I expect that -- I have a pretty aggressive call schedule today where I be reaching out to people, personally and institutions, some retail holders, to vote. So please vote. But you also can contact the company's proxy solicitor, Sodali Company, and they'll help you through it. They're really good. Best proxy solicitor I've dealt with and their numbers, 833-924-7453, 833-924-7453, and they'll help you. Now, if you don't like talking on the phone, I know a lot of young people don't like talking on the phone, you can actually reach out to them at plug@investor.Sodali, S-O-D-A-L-I, .com. That's plug@investor.Sodali.com.

And hey, look, thank you for taking the time this morning. Thank you for being Plug shareholders. And I'm sure you'll get to hear me again on Thursday. So thanks again. Bye, now.

Operator

Thank you. That does conclude today's teleconference and webcast. You may disconnect your line at this time and have a wonderful day. We thank you for your participation today.

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The following is the text of a message posted by Plug Power Inc. on its website on January 30, 2026:

Some Clarification on a Reverse Stock Split

By Andy Marsh, Plug CEO and Executive Chariman

There seems to be confusion about whether the company will do a reverse stock split. Let me clarify.

Proposal 2 is simply about increasing the number of authorized shares.

If Proposal 2 passes:

•	The company WILL NOT do a reverse stock split unless shareholders specifically approve one at a future meeting.
•	I want to be very clear: the board is STRONGLY OPPOSED to a reverse stock split.

If Proposal 2 does not pass:

•	The company WILL HAVE TO implement a reverse stock split to meet our contractual obligations.
•	We already have shareholder authorization to do a reverse split in a range from 1-for-5 up to 1-for-200.
•	We do not want to do a reverse stock split. That is exactly why we are encouraging shareholders to vote yes on Proposal 2.

There should be no misunderstanding: if Proposal 2 passes, we will not be doing a reverse stock split.

So I encourage everyone to vote yes. Remember, not voting or abstaining is effectively a no vote. If you know shareholders who have not voted or who abstained, please encourage them to vote yes.

Below is additional information for shareholders who have voted no or are still deciding

•	Charles Schwab / TD Ameritrade

To cast your vote online, you will need to search for a specific email in your inbox. Please also check your spam or junk folder. The email may come from one of several different addresses. Search for an email received in recent weeks using the following keywords:

“id@proxyvote.com”, or “Plug Power”

You can log into your online account, use the keyword “proxy events” in the search bar, and navigate to proxy events.

If you have not received any proxy voting materials via email or by mail, contact your broker as soon as possible to request a control number to vote online.

•	Fidelity / National Financial Services

To cast your vote online, you will need to search for a specific email in your inbox. Please also check your spam or junk folder. The email may come from one of several different addresses. Search for an email received in recent weeks using the following keywords:

“Fidelity.Investments.email@shareholderdocs.fidelity.com”, “e-notification@edocs.mybrokerageinfo.com”, “id@proxyvote.com”, or “Plug Power”

Follow the instructions in the email.  If you have not received any proxy voting materials via email or by mail, contact your broker as soon as possible to request a control number to vote online.

•	Morgan Stanley / E-Trade

To cast your vote online, you will need to search for a specific email in your inbox. Please also check your spam or junk folder. The email may come from one of several different addresses. Search for an email received in recent weeks using the following keywords:

“id@proxyvote.com”, or “Plug Power”

If you have not received any proxy voting materials via email or by mail, contact your broker as soon as possible to request a control number to vote online.

•	Robinhood

To cast your vote online, you will need to search for a specific email in your inbox. Please also check your spam or junk folder. The email may come from one of several different addresses. Search for an email received in recent weeks using the following keywords:

“noreply@robinhood.com”, or “Plug Power”

Follow the instructions in the email by clicking the “Vote” icon.

If you have not received any proxy voting materials via email, contact your broker as soon as possible to request a control number to vote online.

•	Merrill Lynch

To cast your vote online, you will need to search for a specific email in your inbox. Please also check your spam or junk folder. The email may come from one of several different addresses. Search for an email received in recent weeks using the following keywords:

“id@proxyvote.com”, or “Plug Power”

If you have not received any proxy voting materials via email or by mail, contact your broker as soon as possible to request a control number to vote online.

•	Vanguard

To cast your vote online, you will need to search for a specific email in your inbox. Please also check your spam or junk folder. The email may come from one of several different addresses. Search for an email received in recent weeks using the following keywords:

“id@proxyvote.com”, or “Plug Power”

If you have not received any proxy voting materials via email or by mail, contact your broker as soon as possible to request a control number to vote online.

•	Other brokers

Search your inbox for “Plug Power” or the below common domains supporting proxy voting.

“id@proxyvote.com”, “@proxydocs.com”, “@proxypush.com”

If you have not received any proxy voting materials via email or by mail, contact your broker as soon as possible to request a control number to vote online.

Some brokers outside of the U.S. do not allow retail shareholders to vote. Please contact your broker immediately if you have not received proxy materials in connection with the Plug Power Special Meeting.

Further Questions?

Contact the Company’s proxy solicitor, Sodali & Co, at (833) 924-7453 or Plug@investor.sodali.com.

Important Additional Information and Where to Find It

Plug has filed a definitive proxy statement and other relevant documents with the U.S. Securities and Exchange Commission (“SEC”) in connection with the Special Meeting. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY because they contain important information about the matters to be voted on at the Special Meeting. Stockholders may obtain copies of these documents free of charge at the SEC’s website at www.sec.gov or on Plug’s website at www.plugpower.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Special Meeting. Information about the Company’s directors and executive officers is outlined in the definitive proxy statement for the 2025 Annual Meeting of Stockholders, which was filed with the SEC on June 9, 2025, and information about their ownership of Plug’s stock is outlined in the definitive proxy statement for the Special Meeting filed with the SEC on December 12, 2025.